Exhibit 1.02

CONFLICT MINERALS REPORT OF

ZEBRA TECHNOLOGIES CORPORATION

FOR THE REPORTING PERIOD FROM

JANUARY 1 TO DECEMBER 31, 2013

I.	Introduction

In accordance in all material respects with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”), Zebra undertook efforts to determine whether the necessary Conflict Minerals in our products were or were not “DRC conflict free.” This is the Conflict Minerals Report of Zebra Technologies Corporation (“Zebra”, the “Company”, “our” or “we”) for calendar year 2013 (excepting Conflict Minerals1 that, prior to January 31, 2013, were located outside of the supply chain) in accordance in all material respects with Rule 13p-1. Numerous terms in this Report are defined in Rule 13p-1 of the Act and Specialized Disclosure Form (“Form SD”) and the reader is referred to those sources, and also to Release No. 34-67716 (August 22, 2012) of the Act (the “Adopting Release”) for such definitions.

The statements below are based on the due diligence activities performed to date and in good faith by Zebra and are based on the information available at the time of this filing. There are factors that could affect the accuracy of these statements. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters in responding to information requests, incomplete information from industry or other third-party sources, and continuing guidance regarding the SEC final rules.

II.	Zebra’s Product Description

Zebra is a global leader respected for innovation and reliability which offers products and solutions that enable organizations to gain greater insight into their operations. We design, manufacture and sell specialty printing devices that print variable information on demand at the point of issuance. Final assembly of our printer products is performed by Jabil Circuit, Inc., a third-party electronics manufacturer. Jabil produces our printers to our design specifications in the quantities we order. We maintain control over portions of the supply chain including supplier selection and price negotiations of key components. Jabil is responsible for the procurement of the components and subassemblies used in the Zebra printers Jabil produces.

Zebra’s printer operations

We design our printer products to produce high-quality labels, wristbands, tickets, receipts, and plastic cards on demand. Zebra’s product range consists of direct thermal and thermal transfer label and receipt printers, passive radio frequency identification (RFID) printer/encoders and dye sublimation card printers. Zebra also designs and sells solutions incorporating active RFID and ultra wideband radio (UWB) technologies.

As of December 31, 2013, we offered 57 thermal printer models with numerous variations, in seven (7) of the following categories:

•	Tabletop printers for applications requiring continuous operation in high output, mission-critical and industrial settings as well as demanding commercial applications.

•	Desktop printers to deliver value and performance in applications with lower volume or space restrictions.

•	Mobile printers to meet the printing needs of mobile workers in a broad range of industries.

•	Print engines, which are sold to manufacturers and integrators of high-speed automatic label applicator systems and are available with or without RFID smart label capabilities.

•	Kiosk and ticket printers for use in kiosks and other unattended printing applications.

[1]	The term “Conflict Mineral” is defined in Section 1502(e)(4) of the Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives.

•	Card printers, which print and encode national identity cards, driver’s licenses, employee identification badges, gift cards, personalized cards and financial cards (credit, debit and ATM cards).

•	RFID printer/encoders for passive high frequency and ultra-high frequency radio frequency identification in the retail supply chain, for defense logistics, and other applications. These units are used to print and encode “smart labels” in a single pass. Smart labels are printable labels embedded with an ultra-thin radio frequency transponder.

Zebra’s Location Solutions

Zebra offers a range of solutions and services that enable businesses to have visibility into the location and movement of its personnel and assets with real-time locating systems. Zebra’s Location Solutions incorporate active RFID technology. Our software and hardware locate, track, manage, and maximize the utilization of high-value assets, equipment, and people. Zebra provides asset tags, call tags, sensors, exciters and application software.

Printer related software

Zebra’s software products give assets a Digital Voice—enabling them to deliver Meaningful Data that leads to Smarter Decisions. The Zebra Digital Voice Solutions are Link-OS, Zatar, Zebra Commerce and Motion Works.

Printer supplies

Zebra promotes the use of genuine Zebra branded supplies with its printing equipment. Zebra sells a comprehensive range of specialty supplies consisting of self-adhesive labels, thermal transfer ribbons, thermal printheads, batteries and other accessories, including software for label design, application development and printer network management. Supplies products consist of stock and customized thermal labels, wristbands, plastic cards, card laminates and thermal transfer ribbons.

Printer maintenance and services

Zebra provides maintenance and repair services at our repair centers located in Vernon Hills, Illinois, United States; Etobicoke, Ontario, Canada; Mexico City, Mexico; Preston, United Kingdom; Singapore; Shanghai, China; Heerenveen, Netherlands; Sydney, Australia; and Sao Paulo, Brazil. In addition, Zebra offers on-site repair services for tabletop printers in the United States. Outside of the United States, Zebra’s resellers may provide maintenance service, either directly as ZASPs or through independent service agents.

III.	Zebra’s Due Diligence Process

Zebra’s Conflict Minerals Report relates to the process undertaken for Zebra products that were manufactured, or contracted to be manufactured on behalf of Zebra, during calendar 2013. Zebra’s process to determine country of origin and to exercise due diligence consisted of the following:

1)	Risk assessment of those Zebra products that could be potential sources of conflict minerals necessary to the functionality or production of Zebra products;

2)	Data collection for all Zebra component suppliers determined to be at risk for potential Conflict Minerals in their supplied components;

3)	Evaluation of the data collected, including smelter information reported from each source; and

4)	Review and reporting of results.

The Zebra process relied upon the “Conflict Minerals Reporting Template (“CMRT”)” and “Conflict-Free Smelter Program” developed by the “Conflict Free Sourcing Initiative”. The CMRT is a standardized reporting template that facilitates the transfer of information through the supply chain regarding mineral country of origin and smelters and refiners being utilized. The following steps were taken as part of our risk assessment process:

•	Identify in-scope products – Zebra utilized a cross-functional team of employees to review the categories of products that we sell to determine the products that are in-scope as described in the Adopting Release. Zebra identified all categories of parts used in Zebra products and reviewed each category of part for the potential for containing Conflict Minerals. As part of this process, Zebra identified approximately 15,700 component parts potentially containing Conflict Minerals and more than 700 suppliers in the supply chain for said components.

•	Conduct Reasonable Country of Origin Inquiry (“RCOI”) – As part of the RCOI, the industry developed the CMRT survey tool. Zebra utilized the CMRT survey tool and engaged a 3rd-party vendor to assist Zebra in obtaining supplier responses and certifications. Zebra surveyed each supplier that our risk assessment indicated provided components used in the manufacture of Zebra products that could potentially contain Conflict Minerals. Zebra evaluated the survey responses from suppliers that provided material and components for in-scope Zebra products in compiling this Report.

•	Identify smelters/processors – Zebra compared the smelters and refiners identified by suppliers via the CMRT supply-chain survey against the list of smelter facilities designated as “conflict free” by the Conflict Free Sourcing Initiative’s (CFSI) independent third-party smelter audit program.

IV.	Conflict Minerals Report

Zebra has determined that certain materials in products manufactured were derived from Covered Countries and that our products are considered to be “DRC conflict undeterminable” (as defined).

Accordingly, this Conflict Minerals Report has been filed with the SEC and is available on Zebra’s website under “Legal/Privacy” at http://www.zebra.com/content/zebra/us/en/about-zebra/company-information/compliance.html.

Product Determination

As a result of our efforts, we have concluded in good faith that, during 2013, Zebra has determined that as of December 31, 2013, our products are considered to be “DRC conflict undeterminable” (as defined).

The Company is making this determination because it does not have sufficient information from suppliers or other sources at this time to conclude whether the necessary conflict minerals are DRC conflict free.

Processing Facilities – Based on the input received from our suppliers through our diligence process, the facilities listed in Table 1 may have been used in processing materials used in manufacturing Zebra products.

V.	Steps to Improve Due Diligence

Zebra expects that the amount of information globally on the traceability and sourcing of Conflict Minerals will continue to increase and enable Zebra to make informed decisions regarding its supply chain. Zebra will continue to evaluate its diligence process and work to improve the diligence conducted to help reduce the risk that our necessary Conflict Minerals do not directly or indirectly benefit armed groups in the DRC and Covered Countries.

Zebra’s diligence of its suppliers will be ongoing and we will work to collect accurate and complete responses from our suppliers through the continued use of tools like the Conflict Minerals Reporting Template. Zebra will also review and test its supplier responses against the information collected via independent conflict free smelter validation programs such as the Conflict Free Sourcing Initiative.

Finally, Zebra will continue to monitor changes in circumstances that may impact our determination under the Act.

VI.	Independent Private Sector Audit

Pursuant to The Act, an audit is not required for calendar year 2013.

Table 1

SMELTERS CURRENTLY CERTIFIED AS CONFLICT-FREE

This list contains certified conflict-free smelters reported by Zebra suppliers using either the Conflict Minerals Reporting Template v. 2.03a or CMRT v. 3.0.

Metal	Smelter Name	Smelter Facility Location: Country	Smelter ID
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY	1DEU001
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL	1BRA003
Gold	Asahi Pretec Corporation	JAPAN	1JPN005
Gold	Dowa	JAPAN	1JPN015
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	1CHN020
Gold	Istanbul Gold Refinery	TURKEY	1TUR069
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN	1JPN028
Gold	Jiangxi Copper Company Limited	CHINA	1CHN023
Gold	Johnson Matthey Inc	UNITED STATES	1USA025
Gold	Johnson Matthey Limited	CANADA	1CAN024
Gold	Kojima Chemicals Co. Ltd	JAPAN	1JPN074
Gold	Materion	UNITED STATES	1USA033
Gold	Matsuda Sangyo Co. Ltd	JAPAN	1JPN034
	Metalor Technologies (Hong Kong) Ltd	HONG KONG	1HKG036
Gold	Metalor Technologies SA	SWITZERLAND	1CHE035
Gold	Metalor USA Refining Corporation	UNITED STATES	1USA037
Gold	Mitsubishi Materials Corporation	JAPAN	1JPN039
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	1JPN040
Gold	Nihon Material Co. LTD	JAPAN	1JPN071
Gold	Ohio Precious Metals LLC.	UNITED STATES	1USA043
Gold	PAMP SA	SWITZERLAND	1CHE045
Gold	Royal Canadian Mint	CANADA	1CAN050
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	1CHN054
Gold	Solar Applied Materials Technology Corp.	TAIWAN	1TWN056
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN	1JPN057
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	1JPN058
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	1CHN059
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	1CHN053
Gold	Umicore Brasil Ltda	BRAZIL	1BRA061

Metal	Smelter Name	Smelter Facility Location: Country	Smelter ID
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	1BEL062
Gold	United Precious Metal Refining, Inc.	UNITED STATES	1USA076
Gold	Valcambi SA	SWITZERLAND	1CHE063
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	1AUS046
Gold	Xstrata Canada Corporation	CANADA	1CAN064
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	1CHN065
Gold	Zijin Mining Group Co. Ltd	CHINA	1CHN066
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	3CHN019
Tantalum	Global Advanced Metals	UNITED STATES	3USA005
Tantalum	Duoluoshan	CHINA	3CHN001
Tantalum	Exotech Inc.	UNITED STATES	3USA002
Tantalum	F&X	CHINA	3CHN003
Tantalum	H.C. Starck GmbH	GERMANY	3DEU006
Tantalum	Hi-Temp	UNITED STATES	3USA016
Tantalum	JiuJiang Tambre Co. Ltd.	CHINA	3CHN007
Tantalum	Kemet Blue Powder	UNITED STATES	3USA010
Tantalum	LSM Brasil S. A.	BRAZIL	3BRA021
Tantalum	Mitsui Mining & Smelting	JAPAN	3JPN008
Tantalum	Molycorp Silmet A.S.	ESTONIA	3EST025
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	3CHN009
Tantalum	Plansee	AUSTRIA	3AUT011
Tantalum	QuantumClean	UNITED STATES	3USA022
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA	3CH N017
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION	3RUS012
Tantalum	Taki Chemicals	JAPAN	3JPN023
Tantalum	Tantalite Resources	SOUTH AFRICA	3ZAF024
Tantalum	Telex	UNITED STATES	3USA018
Tantalum	Ulba	KAZAKHSTAN	3KAZ014
Tantalum	Zhuzhou Cement Carbide	CHINA	3CHN015
Tin	Alpha	UNITED STATES	2USA001
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA	2CHN012
Tin	Gejiu Zi-Li	CHINA	2CHN011
Tin	Gold Bell Group	CHINA	TBD
Tin	Jiangxi Nanshan	CHINA	2CHN014
Tin	Linwu Xianggui Smelter Co	CHINA	2CHN055
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	2MYS016
Tin	Mineração Taboca S.A.	BRAZIL	2BRA018
Tin	Minsur	PERU	2PER019
Tin	OMSA	BOLIVIA	2BOL022

Metal	Smelter Name	Smelter Facility Location: Country	Smelter ID
Tin	PT Bukit Timah	INDONESIA	2IDN032
Tin	Thaisarco	THAILAND	2THA046
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA	2CHN047
Tin	Yunnan Tin Company Limited	CHINA	2CHN048
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA	TBD
Tungsten	China Minmetals Corp.	CHINA	TBD
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA	4CHN004
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	4CHN010
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	4CHN027
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA	TBD
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA	4CHN010
Tungsten	Sichuan Metals & Materials Imp & Exp Co	CHINA	TBD
Tungsten	Xiamen Tungsten Co., Ltd	CHINA	4CHN014

SMELTERS NOT CURRENTLY CERTIFIED AS CONFLICT-FREE

This list contains smelters that are not certified as conflict-free, reported by Zebra suppliers using either the Conflict Minerals Reporting Template v. 2.03a or CMRT v. 3.0.

Metal	Standard Smelter Name	Smelter Facility Location: Country	Smelter ID
Gold	Aida Chemical Industries Co. Ltd.	JAPAN	1JPN072
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	1UZB002
Gold	Argor-Heraeus SA	SWITZERLAND	1CHE004
Gold	Asaka Riken Co Ltd	JAPAN	1JPN073
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	1TUR006
Gold	Aurubis AG	GERMANY	1DEU007
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	1PHL008
Gold	Boliden AB	SWEDEN	1SWE009
Gold	Caridad	MEXICO	1MEX010
Gold	Cendres & Métaux SA	SWITZERLAND	1CHE011
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	1PHL008
Gold	Chugai Mining	JAPAN	1JPN078
Gold	Chimet S.p.A.	ITALY	1ITA013
Gold	Codelco	CHILE	1CHL014
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	1KOR082
Gold	DaeryongENC	KOREA, REPUBLIC OF	1KOR083
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	1KOR084
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	1RUS026
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	1RUS016
Gold	Heimerle + Meule GmbH	GERMANY	1DEU017
Gold	Heraeus Ltd. Hong Kong	HONG KONG	1HKG019
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	1DEU018
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	1KOR085
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	1JPN021
Gold	Japan Mint	JAPAN	1JPN022
Gold	JSC Uralectromed	RUSSIAN FEDERATION	1RUS027

Metal	Standard Smelter Name	Smelter Facility Location: Country	Smelter ID
Gold	Kazzinc Ltd	KAZAKHSTAN	1KAZ029
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF	1KOR086
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	1KGZ030
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA	1SAU031
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	1KOR032
Gold	Met-Mex Peñoles, S.A.	MEXICO	1MEX038
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	1RUS041
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	1TUR070
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	1UZB042
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	1RUS044
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	1RUS067
Gold	Orelec SAS	FRANCE	TBD
Gold	Pan Pacific Copper Co. LTD	JAPAN	1JPN080
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	1RUS047
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	1IDN048
Gold	PX Précinox SA	SWITZERLAND	1CHE068
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	1ZAF049
Gold	Sabin Metal Corp.	UNITED STATES	1USA075
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	1KOR087
Gold	Schone Edelmetaal	NETHERLANDS	1NLD051
Gold	SEMPSA Joyería Platería SA	SPAIN	1ESP052
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	1RUS055
Gold	So Accurate Group	UNITED STATES	1USA089
Gold	Suzhou Xingrui Noble	CHINA	1CHN079
Gold	Tokuriki Honten Co., Ltd	JAPAN	1JPN060
Gold	Torecom	KOREA, REPUBLIC OF	1KOR081
Gold	Yokohama Metal Co Ltd	JAPAN	1JPN077
Tantalum	Gannon & Scott	UNITED STATES	3USA004
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA	3CHN020
Tantalum	King-Tan Tantalum Industry Ltd	CHINA	3CHN026
Tin	Aim Solder	CANADA	TBD
Tin	Amalgamated Metal Corporation Plc	UNITED KINGDOM	TBD

Metal	Standard Smelter Name	Smelter Facility Location: Country	Smelter ID
Tin	Arubis	UNITED STATES	TBD
Tin	Balver Zinn	GERMANY	TBD
Tin	Baoshida Swissmetall	SWITZERLAND	TBD
Tin	CFC Cooperativa dos Fundidores de Cassiterita de Amazonia Ltda	BRAZIL	TBD
Tin	China Tin Group Co., Ltd.	CHINA	2CHN015
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	2CHN050
Tin	Cooper Santa	BRAZIL	2BRA063
Tin	CV DS Jaya Abadi	INDONESIA	1SWE009
Tin	CV Duta Putra Bangka	INDONESIA	2IDN003
Tin	CV Gita Pesona	INDONESIA	2IDN056
Tin	CV JusTindo	INDONESIA	2IDN004
Tin	CV Makmur Jaya	INDONESIA	2IDN005
Tin	CV Nurjanah	INDONESIA	2IDN006
Tin	CV Prima Timah Utama	INDONESIA	2IDN007
Tin	CV Serumpun Sebalai	INDONESIA	2IDN008
Tin	EM Vinto	BOLIVIA	2BOL010
Tin	Fenix Metals	POLAND	2POL064
Tin	Fenix Metals Sp. Z o.o.	POLAND	TBD
Tin	Gebrueder Kemper GMBH	GERMANY	TBD
Tin	Gomat-e-K.	TBD	TBD
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA	2CHN052
Tin	Jean Goldschmidt International	BELGIUM	TBD
Tin	Kai Unita Trade Limited Liability Company	CHINA	2CHN053
Tin	Laibin China Tin Smelting Co., Ltd.	CHINA	TBD
Tin	Linwu Xianggui Smelter Co	CHINA	2CHN055
Tin	PT Timah	INDONESIA	2IDN042
Tin	Metallo Chimique	BELGIUM	2BEL017
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA	2CHN051
Tin	Mitsubishi Material	JAPAN	2JPN020
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	2RUS021
Tin	PT Alam Lestari Kencana	INDONESIA	2IDN023
Tin	PT Artha Cipta Langgeng	INDONESIA	2IDN024
Tin	PT Babel Inti Perkasa	INDONESIA	2IDN025
Tin	PT Babel Surya Alam Lestari	INDONESIA	2IDN026
Tin	PT Bangka Kudai Tin	INDONESIA	2IDN027

Metal	Standard Smelter Name	Smelter Facility Location: Country	Smelter ID
Tin	PT Bangka Putra Karya	INDONESIA	2IDN028
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	2IDN029
Tin	PT Bangka Tin Industry	INDONESIA	2IDN058
Tin	PT Belitung Industri Sejahtera	INDONESIA	2IDN030
Tin	PT BilliTin Makmur Lestari	INDONESIA	2IDN031
Tin	PT DS Jaya Abadi	INDONESIA	2IDN059
Tin	PT Eunindo Usaha Mandiri	INDONESIA	2IDN033
Tin	PT Fang Di MulTindo	INDONESIA	2IDN034
Tin	PT HP Metals Indonesia	INDONESIA	2IDN035
Tin	PT Karimun Mining	INDONESIA	2IDN062
Tin	PT Koba Tin	INDONESIA	2IDN036
Tin	PT Mitra Stania Prima	INDONESIA	2IDN037
Tin	PT Panca Mega	INDONESIA	2IDN060
Tin	PT Refined Banka Tin	INDONESIA	2IDN038
Tin	PT Sariwiguna Binasentosa	INDONESIA	2IDN039
Tin	PT Seirama Tin investment	INDONESIA	2IDN061
Tin	PT Stanindo Inti Perkasa	INDONESIA	2IDN040
Tin	PT Sumber Jaya Indah	INDONESIA	2IDN041
Tin	PT Timah	INDONESIA	2IDN042
Tin	PT Tambang Timah	INDONESIA	2IDN049
Tin	PT Timah Nusantara	INDONESIA	2IDN043
Tin	PT Tinindo Inter Nusa	INDONESIA	2IDN044
Tin	PT Tommy Utama	INDONESIA	2IDN057
Tin	PT Yinchendo Mining Industry	INDONESIA	2IDN045
Tin	Richard Stenzhorn GmbH	GERMANY	TBD
Tin	Rui Da Hung	TAIWAN	TBD
Tin	Shan Tou Shi	CHINA	TBD
Tin	Sundwigger Messingwerk	GERMANY	TBD
Tin	The Miller Company	UNITED STATES	TBD
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	2BRA054
Tin	Wildshaw Ltd.	UNITED KINGDOM	TBD
Tin	Wu Xi Shi Yi	CHINA	TBD
Tin	Yifeng Tin Industry	CHINA	TBD
Tungsten	A.L.M.T. Corp.	JAPAN	4JPN020
Tungsten	ATI Tungsten Materials	UNITED STATES	4USA001
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	4CHN021
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	4CHN022
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA	4CHN016
Tungsten	Global Tungsten & Powders Corp	UNITED STATES	4USA007

Metal	Standard Smelter Name	Smelter Facility Location: Country	Smelter ID
Tungsten	HC Starck GmbH	GERMANY	4DEU008
Tungsten	Hunan Chenzhou Mining Group Co	CHINA	4CHN018
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA	4CHN023
Tungsten	Japan New Metals Co Ltd	JAPAN	4JPN017
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	4CHN024
Tungsten	KYORITSU GOKIN CO., LTD.	JAPAN	TBD
Tungsten	Kennametal, Inc.	UNITED STATES	4USA026
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	VIETNAM	4VNM019
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	4AUT012
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	4RUS013
Tungsten	Xinhai Rendan Shaoguan	CHINA	4CHN025
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA	4CHN015